Exhibit 21


                              LIST OF SUBSIDIARIES

             NAME                                         STATE OF INCORPORATION
             ----                                         ----------------------
Vodavi Communications Systems, Inc.                               Arizona
Vodavi-CT, Inc.(1)                                                Arizona
Vodavi Direct, Inc.(1)                                            Arizona

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(1)  Vodavi-CT,  Inc. and Vodavi Direct,  Inc. are wholly owned  subsidiaries of
     Vodavi Communications Systems, Inc.